UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BALLISTIC RECOVERY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BALLISTIC RECOVERY SYSTEMS, INC.

300 Airport Road

South St. Paul, Minnesota 55075

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD 9:00 A.M., MARCH 16, 2006

TO THE SHAREHOLDERS OF BALLISTIC RECOVERY SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ballistic Recovery Systems, Inc. (the “Company”) will be held at 9:00 a.m., Central Time on Thursday, March 16, 2006 at Fleming Field, New Terminal Building, 1725 Henry Avenue, South St. Paul, Minnesota 55075, or at any adjournment or adjournments thereof, for the purposes of considering and taking appropriate action with respect to the following:

1.               To elect five directors to serve on the Board of Directors.

2.               To transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments thereof is the close of business on February 9, 2006.  The stock transfer books will not be closed between the record date and the date of the meeting.  A list of shareholders entitled to vote at the meeting will be available for inspection at the Company’s principal executive offices.

We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy card as promptly as possible.  To ensure that your shares are represented, we request that you sign and return your proxy card whether or not you intend to be at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Larry E. Williams

Larry E. Williams
Chief Executive Officer, President and Chief Operating Officer

February 9, 2006

WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

BALLISTIC RECOVERY SYSTEMS, INC.

300 Airport Road

South St. Paul, Minnesota 55075

(651) 457-7491

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD 9:00 A.M., MARCH 16, 2006

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ballistic Recovery Systems, Inc. (also the “Company”) for use at our annual meeting of shareholders to be held Thursday, March 16, 2006, at 9:00 a.m., Central Time, at Fleming Field, New Terminal Building, 1725 Henry Avenue, South St. Paul, Minnesota 55075, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about February 10, 2006, along with our 2005 Annual Report to Shareholders.  The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone or facsimile.

Voting

Only shareholders of record at the close of business on February 9, 2006 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On February 9, 2006, there were 7,700,434 shares of the Company’s common stock outstanding. Each share is entitled to one vote. Cumulative voting is not permitted.  A majority of the outstanding shares of common stock must be present or represented by proxy at the meeting in order to have a quorum.  Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting.  In the election of directors, the five nominees receiving the highest number of affirmative votes will be elected.  Other proposals validly acted upon at the meeting require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting, together with the affirmative vote of a majority of the required quorum.  Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.  If the person present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.  Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  You may revoke your proxy at any time before the proxy vote is cast at the annual meeting by giving written notice of revocation to Larry E. Williams, Chief Executive Officer, President and Chief Operating Officer of the Company, by submitting a later-dated proxy or by voting in person at the annual meeting.

Recommendations of the Board of Directors

The Company’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal 1).

PROPOSAL 1.  ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of our Board of Directors, which presently is comprised of five members. Each of our directors is elected until the next annual meeting of shareholders and until the director’s successor has been elected and qualifies to serve as a director. The Board of Directors has nominated and recommends that you vote FOR the five nominees named below for election as directors. All of the nominees presently are members of the Board of Directors.

Unless otherwise specified, the proxy holders intend to vote FOR the election of the five nominees listed below. If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or the Board of Directors may nominate candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.  The nominees for election to our Board of Directors are as follows:

THOMAS H. ADAMS, JR., 69, director since 1986.  Mr. Adams retired during 1996 from his position as a Northwest Airlines 747 captain flying Trans-Pacific routes. Mr. Adams is a board member of the International Aerobatics Club and an active experimental aerobatics pilot and past member of the national aerobatics team.

DARREL D. BRANDT, 63, director since 1991.  Mr. Brandt was the acting CEO for the Company from December 1991 through November 1995. Mr. Brandt is an independent real estate developer and private investor.  Mr. Brandt is the Chairman of the Audit Committee and a member of the Compensation Committee.

ROBERT L. NELSON, 62, director since 1993.  Mr. Nelson serves as the Company’s Chairman of the Board and Secretary.  Between October 14, 2004 and May 10, 2005, he also served as the Chief Executive Officer and between October 14, 2004 and July 22, 2005, as Chief Financial Officer.  Additionally, between October 14, 2004 and through December 31, 2004, Mr. Nelson held the positions of interim President and Chief Operating Officer as the Company searched for a candidate for such positions.  He is the president of Robert L. Nelson and Associates, a consulting firm specializing in aviation.  Mr. Nelson is an instrument-rated private pilot.  Through December 2000, Mr. Nelson was on the executive board of the Twin Cities Salvation Army.  In addition he is a member of the Woodbury Economic Development Authority and an arbitrator for the NASD.  Until March 1998, Mr. Nelson was president and chief operations officer of Wipaire, Inc. an aviation float manufacturer.  Mr. Nelson’s past experience in aviation includes positions with Cessna Aircraft Company, Rockwell Aviation Corporation, Grumman American, Grumman Corporation, Senior Vice President of lending with an aviation emphasis, and past president and founder of the National Aircraft Finance Association.  Mr. Nelson is the Chairman of the Compensation Committee and a member of the Strategic Planning Committee.

BORIS POPOV, 59, director since 1980.  Mr. Popov is the founder of the Company and holds the title of Chairman Emeritus.  Mr. Popov is president of Northern Sun, Inc., a privately owned St. Paul, Minnesota based Company that is engaged in aircraft equipment sales.  He is also a private pilot.  Mr. Popov is Chairman of the Strategic Planning Committee and a member of the Compensation Committee.

EDWARD L. UNDERWOOD, 58, director since 2005.  Mr. Underwood is a retired Executive Director of Arcapita (formerly Crescent Capital Investment, Inc.), responsible for post-acquisition management and monitoring for Arcapita’s portfolio companies. Prior to joining Arcapita, Mr. Underwood served as Chief Financial Officer for Burnham Service Company, a $200 million revenue trucking and logistics company. Prior to Burnham, Mr. Underwood spent nine years with Investcorp, most recently as part of the Post-Acquisition Management team where he was responsible for monitoring the operations and performance of acquired companies. Mr. Underwood has a BS in Industrial Engineering from the Georgia Institute of Technology and an MBA from Cornell University.  Mr. Underwood also serves on the Boards of Cirrus Design, LeeBoy and Watermark.  Mr. Underwood is an instrument-rated private pilot.  Mr. Underwood is a member of the Audit Committee and Strategic Planning Committee.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended September 30, 2005, the Board of Directors met eight times. Each of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.  Below is a table that provides membership and meeting information for each of the Board committees:

Name	Audit		Compensation	Strategic Planning (1)
Mr. Adams	—		—	—
Mr. Brandt	Chairman		X	—
Mr. Nelson	—	(2)	Chairman	X
Mr. Popov	—		X	Chairman
Mr. Underwood	X	(3)	—	X	(3)
Total Meetings in fiscal year 2005	5	(4)	4	3

(1)                                  Larry Williams, the Company’s Chief Executive Officer, President and Chief Operating Officer, was appointed to this Committee January 5, 2005.

(2)                                  Robert L. Nelson served on the Audit Committee through October 14, 2004, at which time he became the Company’s Chief Executive Officer and accordingly, resigned from the Audit Committee.

(3)                                  Mr. Underwood was named to the Audit Committee and Strategic Planning Committee on March 16, 2005.

(4)                                  The Audit Committee met five times in fiscal year 2005, including four times for quarterly financial statement review.

The Board of Directors has a standing Audit Committee, Compensation Committee and Strategic Planning Committee. The current membership of these committees is indicated above.  Through fiscal year 2005, the members of the Audit Committee were independent, as such term is defined in The NASDAQ Stock Market, Inc. Corporate Governance Rules.  During fiscal year 2005, Mr. Nelson resigned as the Audit Committee Chairman as of October 14, 2004, when he became Chief Executive Officer and Chief Financial Officer following the resignation of Mark Thomas.  Mr. Brandt then became Audit Committee Chairman.  Edward Underwood was appointed to the Audit Committee on March 16, 2005.  The Board of Directors has determined that Mr. Underwood is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors does not have a standing Nominating Committee, but will appoint one if the Company is required to do so for regulatory reasons or the Board of Directors believes it is in the Company’s shareholders best interests.  The complete Board of Directors currently nominates Director-nominees and believes that, given the Company’s size and the Board’s size, the Company’s shareholders are as well served without a formal Nominating Committee.  Accordingly, the Board of Directors has not adopted a Nominating Committee Charter.  If appointed, the members of the Nominating Committee would meet the applicable independence standard.

Presently, all of the members of the Board of Directors meet to consider membership on the Board.  The Board of Directors has no predefined minimum criteria for selecting Board of Directors nominees, although it believes that all independent directors should share qualities such as, independence, relevant, non-competitive experience; and strong communication and analytical skills. In any given search in the future, the Board of Directors may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board of Directors and the perceived needs of the Company.

The Board of Directors will consider for nomination as directors persons recommended by shareholders.  Such recommendations must be in writing and delivered to Ballistic Recovery Systems, Inc., Attention: Corporate Secretary, 300 Airport Road, South St. Paul, Minnesota 55075.  The Company has not received a recommendation for a nominee to the Board of Directors by a shareholder or a group of shareholders owning more than 5% of the Company’s voting stock.  The Company does not pay a fee to any third party provider to identify or assist the Board of Directors in identifying potential nominees.

Compensation Committee:

The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers. During fiscal year 2005, the Compensation Committee held four meetings.

Audit Committee:

The Audit Committee makes recommendations as to the selection of independent auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to our accounts, records, controls and financial reporting. The Audit Committee’s responsibilities are further described in the report of the Audit Committee on page 10 of this proxy statement.  During fiscal year 2005, the Audit Committee held five meetings, including four meeting to review the Company’s quarterly financial statements.

Strategic Planning Committee:

The Strategic Planning Committee reviews and recommends to the Board certain companies that might be strategic partners for the Company in consideration of the Company’s strategic plan.  During fiscal year 2005, the Strategic Planning Committee held three meetings.

Shareholder Communication with the Board of Directors:

The Board of Directors has not formally adopted a process to provide shareholders with direct communication with the Board of Directors.  Shareholders wishing to contact the Board of Directors, the Chairman, an individual member of the Board or any committee of the Board should do so in writing to Ballistic Recovery Systems, Inc., Attention: Corporate Secretary, 300 Airport Road, South St. Paul, Minnesota 55075.  The Company encourages the members of the Board of Directors to respond to shareholder communications.  The Company believes it has good relations with its shareholders.

Annual Meeting Attendance:

The Board members are not required to attend the Company’s Annual Meeting, although all Board members have attended each of the last four Annual Meetings.  The Board has historically followed each Annual Meeting with a Board of Directors meeting.  At the time of the March 16, 2005 Annual Meeting, the Board had four members and one director-nominee, all of whom attended the 2005 Annual Meeting.

DIRECTOR COMPENSATION

Fiscal Year 2005 – Non-Employee Director Fees

In fiscal year 2005, each of our non-employee directors received $4,500 per Board meeting.  Additionally, the Chairman received an additional $1,000 per Board meeting during fiscal year 2005.  As of September 20, 2005, the Chairman receives an additional $4,500 per Board meeting.  During fiscal year 2005, Mr. Nelson has received additional fees in his capacity as Chief Executive Officer, Chief Financial Officer and Secretary pursuant to the Interim Services Agreement with the Company (see “Consulting Agreements with Directors,” page 5).  For fiscal year 2005, each of the Compensation Committee, Audit Committee and Strategic Planning Committee members received $1,000 per meeting, with the Chairman of such Committee receiving an additional $500 per meeting.  Audit Committee members were not compensated for their quarterly review of financial statements.  No director stock options were granted in fiscal year 2005.

A total of $213,000 was paid in Board and Committee fees in fiscal year 2005 as follows:  Mr. Adams, $36,000; Mr. Brandt, $47,500; Mr. Nelson, $59,500; Mr. Popov, $44,500; and Mr. Underwood, $25,500.  These payments are in addition to any fees and expenses paid to such directors in their capacity as a consultant to the Company as indicated below.

Fiscal Year 2006 – Non-Employee Director Fees

For fiscal year 2006, non-employee directors will receive $4,500 per board meeting while the Chairman will receive $9,000 per board meeting.  Members of the Compensation Committee and Audit Committee will receive $1,000 per meeting, with the chairman of said committee receiving an additional $500 per meeting, provided that no fees will be paid for meetings held in conjunction with regular Board meetings.  Finally, directors, to the extent that they are shareholders of the Company’s common stock will also participate in any declared dividends.

CERTAIN TRANSACTIONS

Consulting Agreements With Directors

On November 19, 2004, the Company entered into a Consulting Agreement with Boris Popov pursuant to which Mr. Popov would provide certain consulting services relating to new product/development to the Company.  Pursuant to this agreement, the term of which was six months, Mr. Popov was required to provide a minimum of 64 hours of service per month for $3,200 per month and be paid an additional $50 per hour for each hour over the 64 hour minimum.  On March 16, 2005, the Company and Mr. Popov extended this agreement for an additional 12 months.  The Company paid Mr. Popov $21,162 in Fiscal year 2005 pursuant to such agreement.

Also on November 19, 2004, the Company entered into a Consulting Agreement with Thomas H. Adams, Jr., a director of the Company, pursuant to which Mr. Adams would provide certain consulting and advisory services to the Company relating to after market business development of the Company’s products.  Pursuant to this agreement, the term of which was six months, Mr. Adams was required to provide a minimum of 50 hours of services per month for $2,500 and be paid an additional $50 per hour for each hour over the 50 hour minimum.  On March 16, 2005, the Company and Mr. Adams extended this agreement for an additional three months.  The agreement expired on June 16, 2005.  The Company paid Mr. Adams $10,323 in Fiscal year 2005 pursuant to such agreement

Also on November 19, 2004, the Company entered into an Interim Services Agreement with Robert L. Nelson, currently the Company’s Chairman of the Board, in connection with his consulting services as interim Chief Executive Office, Chief Financial Officer and President during fiscal year 2005 while the Company pursued a candidate to fill those positions on a permanent basis.  The term of this agreement was three months.  Mr. Nelson received $11,000 per month as a fee for his services during this Agreement.  Effective March 16, 2005, Mr. Nelson’s payment under this agreement was reduced to $4,000 per month and this agreement was extended an additional two months.  This agreement has expired.  The Company paid Mr. Nelson $49,000 in Fiscal year 2005 pursuant to such agreement.

For all such agreements, the fees paid were in addition to and independent of any fees or compensation owed to such directors in that capacity as non-employee directors.  The only agreement existing for Fiscal 2006 is the Consulting Agreement with Boris Popov.

Cirrus Warrant Exercise

On February 25, 2005, Cirrus Design Corporation exercised warrants to acquire 650,000 shares of the Company’s Common Stock for $812,500.  Edward Underwood, a director, is a principal in a private investment partnership that owns a controlling interest in Cirrus Design Corporation.

OWNERSHIP OF SECURITIES

The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 9, 2006, by: (a) each person or entity known by us to own beneficially more than five percent of our common stock; (b) each director and nominee for election as a director of the Company; (c) each of our executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below; and (d) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. The address of each director and executive officer named below is the same as that of the Company (300 Airport Road, South St. Paul, MN  55075) unless otherwise stated.

Name and Address Of Beneficial Owner	Title	Number of Shares Owned (1)		Percent of Class

Darrel D. Brandt	Director	1,889,077	(2)	24.4%

Boris Popov	Director	492,200	(3)	6.4%

Thomas H. Adams, Jr.	Director	221,287	(3)	2.9%

Robert L. Nelson	Director and Chairman	40,000	(4)	*

Edward L. Underwood	Director	1,000	(5)	*

Larry E. Williams	Chief Executive Officer, President and Chief Operating Officer	32,500	(6)	*

John M. Gilmore	Vice President-Sales	650	(7)	*

Mark B. Thomas (8)	Former Director, Chief Executive Officer & Chief Financial Officer	0		-0-

Cirrus Design Corporation		1,150,000		14.9%

All executive officers And directors as a Group (7 persons)		2,676,064	(5)(9)	34.2%

*              Less than 1%

(1)           Unless otherwise indicated, all persons have sole voting power and sole investment power with respect to the shares indicated.  Includes shares that may be acquired by exercise of options currently exercisable (including options becoming exercisable within 60 days of January 31, 2006.)

(2)           Includes 30,000 shares issuable upon exercise of vested options.

(3)           Includes 45,000 shares issuable upon exercise of vested options.

(4)           Includes 15,000 shares issuable upon exercise of vested options.

(5)           Does not include shares beneficially owned by Cirrus Design Corporation.  Mr. Underwood is an executive director of an entity that controls Cirrus Design Corporation.

(6)           Includes 17,500 shares of restricted stock issued on September 30, 2005.

(7)           Includes 650 shares of restricted stock issued on September 30, 2005.

(8)           Mr. Thomas resigned as a director, Chief Executive Officer and Chief Financial Officer effective October 14, 2004.

(9)           Includes 135,000 shares issuable upon exercise of vested options and 18,150 shares of restricted stock.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us during 2005 and written representations from the executive officers, directors and greater-than-10% beneficial owners of our common stock all reports were filed in a timely manner, except for the following:

Thomas Adams exercised an option on February 28, 2005, which was reported on March 16, 2005. Boris Popov had sales on January 10 and 11, and reported them on January 13, 2005; sales on May 27 and June 1 which were reported on June 10, 2005; and sales on June 13 reported on June 17, 2005. Mr. Williams received a grant of restricted stock on September 30, 2005 and reported it on October 14, 2005. Ed Underwood, a director, has not yet filed his Form 3 with the Securities and Exchange Commission upon his becoming a director, nor made any other filings. To our knowledge, Cirrus Design Corp., which owns over 10% of the Company’s Stock, never filed a Form 3.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation earned or awarded to the Chief Executive Officer of the Company for each of the last three fiscal years.  There were no long-term compensation awards given to the listed executive.  Mr. Thomas resigned as a director, Chief Executive Officer and Chief Financial Officer effective October 14, 2004 and entered into a Resignation, Consulting, Non-Competition and General Release Agreement which provided separate compensation (See “Executive Employment Agreements,” page 8).

					Long-Term
					Compensation		All Other
		Annual Compensation			Restricted		Compensation
Principal Positions	Year	Salary	Bonus	Profit Sharing	Stock Awards		($)
Mark B. Thomas (1)	2005	$32,230	-0-	-0-	-0-		$181,750	(1)
Chief Executive Officer and	2004	$181,562	$15,000	$9,396	-0-
Chief Financial Officer	2003	$165,962	$25,000	$8,575	-0-

Robert L. Nelson (2) Chief Executive Officer and Chairman	2005	-0-	-0-	-0-	-0-		$49,000	(2)

Larry E. Williams (3) Chief Executive Officer and President	2005	$112,404	$49,375	-0-	$39,375	(3)	-0-

John M. Gilmore (4)	2005	$133,925	$1,300		$1,463	(4)	-0-
Vice President-Sales	2004	$83,704	$3,266	$4,425	-0-		-0-

(1)  On October 14, 2004, Mr. Thomas resigned in all capacities with the Company.  He did remain with the Company as a consultant through January 14, 2005.  Pursuant to a Resignation, Consulting, Non-Competition and General Release Agreement between the Company and Mr. Thomas, Mr. Thomas received $137,917 in consideration for his non-competition and consulting payments of $43,833 during fiscal year 2005.  (See “Executive Employment Agreements,” page 8.)

(2)  Pursuant to the terms of an Interim Services Agreement with the Company, Mr. Nelson was appointed Chief Executive Officer and President of the Company from October 14, 2004 to May 10, 2005 and Chief Financial Officer from October 14, 2004 to July 22, 2005.  Mr. Nelson did not receive a salary for his services as a consultant in these capacities, but did receive consulting fees in the amount of $49,000 for such services.  (See “Certain Transactions – Consulting Agreements with Directors,” on page 5).

(3)  Mr. Williams was issued 17,500 shares of restricted stock on September 30, 2005.  The shares vested immediately.  Pursuant to an agreement with the Company, the shares are not transferable for a period of one year from the date of issuance.  The shares were valued at $2.25 per share, based on the adjusted closing value of the common stock on September 30, 2005.

(4)  Mr. Gilmore was hired as Vice President-Sales on December 9, 2003.  Mr. Gilmore was issued 650 shares of restricted stock on September 30, 2005.  The shares vested immediately.  Pursuant to an agreement with the Company, the shares are not transferable for a period of one year from the date of issuance.  The shares were valued at $2.25 per share, based on the adjusted closing value of the common stock on September 30, 2005.

STOCK OPTIONS - OPTION GRANTS IN FISCAL YEAR 2005

No stock options were granted in fiscal year 2005.  The Company issued Larry Williams 17,500 shares and John Gilmore 650 shares of restricted Common Stock on September 30, 2005 as payment of a bonus in lieu of cash.  Such shares are restricted in that the shares cannot be transferred by public sale until September 30, 2006 and then, only in compliance with the Company’s policies and procedures.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table sets forth the total amount of shares acquired by the named executives upon exercises of stock options during fiscal year 2005, the aggregate dollar value realized upon such exercise, the total number of securities underlying unexercised options held at September 30, 2005 (separately identifying then-exercisable and unexercisable options), and the aggregate dollar value of in-the-money, unexercised options held at September 30, 2005 (separately identifying then-exercisable and unexercisable options).

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Unexercised Securities Underlying Options at FY-End (#)		Value of Unexercised In-the- Money Options at FY-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Mark B. Thomas	60,000	$171,806	0	0	0	0
Robert L. Nelson	25,000	$19,000	15,000	0	$18,000	0
Larry E. Williams	0	0	0	0	0	0
John M. Gilmore	0	0	0	0	0	0

(1)           Based on the difference between the market value of the common stock on the date of exercise and the exercise price of the exercised options, multiplied by the number of share options exercised.

(2)                                  Based on the difference between the option exercise price and the closing sale price of the Company’s common stock on September 30, 2005 (the last trading day prior to the end of the Company’s 2005 fiscal year), which was $2.25.

EXECUTIVE EMPLOYMENT AGREEMENTS

Mark B. Thomas

Mark B. Thomas, President and CEO, had a two-year employment agreement (the “Thomas Employment Agreement”) with the Company that became effective January 1, 2004.  Pursuant to the Thomas Employment Agreement, Mr. Thomas was to receive a base salary of $180,000 and was eligible to receive a bonus of up to 75% of the base salary based on obtaining certain pre-determined performance objectives.  Mr. Thomas was also eligible to receive an additional 25% of the base salary at the discretion of the Board of Directors.  The base salary and bonus performance objectives were to be established on an annual basis and could be reviewed and modified as agreed to by the Board of Directors and Mr. Thomas.  The Thomas Employment Agreement provided that Mr. Thomas would receive an amount equal to the annualized base salary and pro-rata bonuses if terminated by the Company for a reason other than “cause” or if Mr. Thomas resigned his employment following “constructive termination”, as defined therein.  The Thomas Employment Agreement provided that Mr. Thomas would not compete with the Company for two years following termination of employment under terms of the Thomas Employment Agreement and the Thomas Employment Agreement contains certain nondisclosure and confidentiality provisions.

On October 14, 2004,  the Company and Mr. Thomas entered into a Resignation, Consulting, Non-Competition and General Release Agreement (the “Resignation Agreement”) in connection with Mr. Thomas’ resignation as Chief Executive Officer, Chief Financial Officer, President, and as a director of the Company.  Pursuant to the terms of the Resignation Agreement, Mr. Thomas resigned such offices effective October 14, 2004.  The Company and Mr. Thomas agreed to terminate the Thomas Employment Agreement discussed above.  Mr. Thomas agreed to become a consultant to the Company for a 90 day period for $5,000 per month pursuant to which Mr. Thomas would provide certain services to the Company up to a maximum of 25 hours per month.  For services requested by the Company’s Board beyond such monthly amount, Mr. Thomas would be paid $200 per hour.  Mr. Thomas would also be reimbursed, consistent with Company internal policy for accrued vacation time and reimbursable business expenses and would have his healthcare benefits extended for the shorter of 18 months or such time as Mr. Thomas obtains comparable replacement coverage.

Mr. Thomas agreed, for a two year period,  not to 1) call on or solicit Company customers, 2) directly or indirectly, become employed by, consult with, manage, own or operate any business engaged in the design, manufacturing, marketing or distribution of (i) emergency parachute recovery systems for recreational, general and commercial aviation aircraft and unmanned aircraft or (ii) general aviation aircraft.  These non-competition provisions are more rigorous than those provided in the Employment Agreement.

Mr. Thomas also agreed not to divulge any trade secrets or confidential information regarding the Company.  In exchange for such Resignation Agreement, the Company agreed to pay Mr. Thomas an aggregate of $230,000;  $60,000 of which was paid 15 days after execution of the Agreement and $170,000 of which would be paid over a 24 month period during the compliance of Mr. Thomas’ non-competition /non-disclosure requirements.   The Company also agreed to extend the exercise date of Mr. Thomas’ existing stock options to acquire an aggregate of 60,000 shares of Common Stock for one additional year.  The Company also agreed to reimburse Mr. Thomas for a maximum of $5,000 in legal fees in connection with Mr. Thomas’ resignation.  Finally, the parties agreed to a mutual release.

Larry E. Williams

Larry Williams became President and Chief Operating Officer of the Company on December 6, 2004, and became the Chief Executive Officer on May 6, 2005 pursuant to an Employment Agreement with the Company (the “Williams Employment Agreement”) identifying the terms of Mr. Williams’ service to the Company as Chief Executive Officer, President and Chief Operating Officer.  The Williams Employment Agreement has a term of 3 years, and calls for an annual base salary of $155,000, payable on a monthly basis.  Mr. Williams is also entitled to employee benefits that the Company provides to its management team and reimbursement for any reasonable out-of-pocket business expenses incurred.  Mr. Williams is also eligible for an annual non-discretionary bonus of up to 75% of his base salary if Mr. Williams satisfies certain performance goals determined by the Compensation Committee.  Additionally, Mr. Williams is entitled to an annual discretionary bonus of up to 25% of his base salary, the payment of which is at the sole discretion of the Compensation Committee.  25% of any bonus paid to Mr. Williams is to be paid in the form of unregistered shares of the Company’s common stock, with a per share purchase price equal to the average of the Company’s common stock over the preceding 12 months, as determined based on the average of the closing bid and ask prices reported during such period less 10%.  Additionally, Mr. Williams has the option to require up to an additional 50% of such bonus to be paid in a similar manner.

In the event Mr. Williams is terminated without cause, he is entitled to receive, in addition to any unpaid and accrued base salary and the reimbursement of expenses, a severance payment equal to his base salary for a period of 18 months, payable over such period. Any change of control of the Company causing a reduction in Mr. Williams’ base salary within 12 months of such change of control shall constitute a termination without cause.  In the event Mr. Williams is terminated with cause or voluntarily terminates the Employment Agreement, he shall only be entitled to his unpaid and accrued base salary and the reimbursement of reasonable business expenses.  Mr. Williams is also subject to standard confidentiality and non-compete provisions.

On September 30, 2005, the Company issued to Mr. Williams 17,500 shares of common stock as payment of a bonus in lieu of cash.  The shares vested immediately.  Pursuant to an oral agreement with the Company, Mr. Williams agreed not to transfer the shares for a period of at least one year from the date of issue.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Larry Williams, 48, Chief Executive Officer, President and Chief Operating Officer. Mr. Williams has served as the President and Chief Operating Officer of the Company since December 2004, and has served as the Chief Executive Officer since May 2005. Prior to his employment with the Company, and since 2000, Mr. Williams was Vice President of Business Development at AmSafe Aviation in Phoenix, Arizona, the world’s largest manufacturer of aviation restraint systems.  Prior to that and since 1995, he was Group President at Rural/Metro Corporation.  From 1985 to 1995, Mr. Williams was Executive Director of the Emergency Response Training Academy, a firm specializing in training of airport emergency response personnel.

Don Hedquist, 39 , Chief Financial Officer.  Mr. Hedquist has served as Chief Financial Officer of the Company since July 2005.  From May 2005 to July 2005, Mr. Hedquist served as controller. Prior to BRS, and from June 2000 to April 2005, Mr. Hedquist served as Corporate Controller for Uponor North America Inc., a plumbing and heating manufacturing company located in Apple Valley, Minnesota.  From September 1998 to June 2000, Mr. Hedquist served as Audit Manager for Lund, Koehler, Cox & Arkema, then located in Minnetonka, Minnesota.  Mr. Hedquist received a bachelor’s degree in accounting from the University of North Dakota in 1988.

John M. Gilmore, 55, Vice-President of Sales. Mr. Gilmore has been with the Company since December 9, 2003 and is an experienced sales executive, current aircraft owner and flight instructor with over 3,000 hours of flight time. He also taught ground school for Aviation Seminars. Mr. Gilmore was previously employed as vice president of sales and marketing for Jetways, Inc. He is a successful sales and marketing executive with over 15 years experience leading technology sales in the computer industry.

CODE OF ETHICS

The Company has adopted a code of ethics for its executive officers and controller, a copy of which is attached to the Company’s 2005 Proxy Statement as Appendix A.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of the following non-employee directors: Mr. Brandt, Chairman, and Mr. Underwood.  During fiscal year 2005, Mr. Nelson resigned as the Audit Committee Chairman on October 14, 2004 when he became Chief Executive Officer and Chief Financial Officer following the resignation of Mark Thomas.  Mr. Brandt became Audit Committee Chairman at that time.  The Board of Directors has determined that Mr. Underwood is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to the Company’s 2005 Proxy Statement as Appendix B.

The Audit Committee oversees Ballistic Recovery Systems, Inc.’s financial reporting process on behalf of the Board of Directors and recommends to the Board of Directors the appointment of independent accountants. Management has the primary responsibility for the financial reporting process, including the Company’s system of internal controls. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the Company’s financial statements. The Audit Committee discusses with management and independent auditors the overall scope and plans for the audit and meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee also meets quarterly to review the Company’s quarterly financials.

In fulfilling our oversight responsibilities, the Audit Committee has met and held discussions with management and the independent auditors. The Audit Committee reviewed the financial statements with management and the independent auditors, including a discussion of the application of accounting principles generally accepted in the United States of America, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with the independent auditors the auditors’ independence from management, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), and the Audit Committee received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Ballistic Recovery Systems, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, filed with the Securities and Exchange Commission.

Darrel Brandt and Edward Underwood

DETERMINATION OF AUDIT COMMITTEE FINANCIAL EXPERT

The Board considered whether any relevant member or members of the Audit Committee qualify as an “Audit Committee financial expert” as determined under Item 401 of Regulation S-B of the Securities and Exchange Commission. The Board considered whether any member of the audit committee possessed all of the following attributes:

1.               An understanding of generally accepted accounting principles and financial statements;

2.               The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3.               Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

4.               An understanding of internal control over financial reporting; and

5.               An understanding of audit committee functions.

The Board also considered whether any member had acquired the above attributes through:

1.               Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

2.               Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

3.               Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

4.               Other relevant experience.

Based upon the foregoing and based upon representations made to the Board, the Board determined that Mr. Underwood is an Audit Committee financial expert for fiscal year 2005.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

A representative from Virchow, Krause & Company, LLP will have an opportunity to make a statement at the annual meeting and will be available to respond to appropriate questions from shareholders.

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS IN FISCAL YEAR 2005

Audit Fees

Audit fees billed or expected to be billed to the Company by Virchow, Krause & Company, LLP for the audit of the financial statements for the fiscal years ended September 30, 2005 and 2004 and for review of our quarterly reports on Form 10-QSB and annual reviews on Form 10-KSB for the same fiscal years totaled $78,325 and $33,535, respectively.

Financial Information Systems Design and Implementation Fees

We did not engage Virchow, Krause & Company, LLP to provide advice regarding financial information systems design and implementation during the last fiscal year.  On January 11, 2005, the Company engaged Carver Moquist & O’Connor, LLC to provide consulting services related to Sarbanes-Oxley internal control implementation.

Tax Fees

Fees billed or expected to be billed to us by Virchow Krause & Company, LLP for all other non-audit services, including tax-related services, provided during the last two fiscal years totaled $7,730 and $24,410, respectively.

All Other Fees

For fiscal years 2005 and 2004, Virchow, Krause & Company, LLP did not bill any fees for any other non-audit services rendered to the Company.

Audit Committee

The audit committee meets prior to filing of any Form 10-QSB or 10-KSB to approve those filings.  The policy of the Company’s audit committee is to review and pre-approve both audit and non-audit services to be provided by the independent public accountants (other than de minimis exceptions permitted by the Sarbanes Oxley Act of 2002).  This duty may be delegated to one or more designated members of the audit committee with any such approval reported to the committee at its next regularly scheduled meeting.  Approval of non-audit services shall be disclosed to investors in periodic reports required by section 13 (a) of the Securities and Exchange Act of 1934.  100% of fees paid to the Company’s auditors were pre-approved by the audit committee.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

The rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by Company action in accordance with federal proxy rules.  The 2006 Annual Meeting of Shareholders for the Company is expected to be held on or about March 15, 2007 and the proxy materials in connection with that meeting are expected to be mailed on or about February 9, 2007.  The Company, on or before October 13, 2006, must receive shareholder proposals prepared in accordance with the proxy rules.

OTHER MATTERS

We know of no matters other than those that are described in this proxy statement to come before the 2005 Annual Meeting of Shareholders. However, if any other matters are properly brought before the meeting, one or more persons named in the enclosed proxy card or their substitutes will vote in accordance with their best judgment on such matters.

AVAILABILITY OF FORM 10-KSB

Due to the added disclosure requirements under the Sarbanes-Oxley Act, the Company has chosen to utilize its 2005 Form 10-KSB as the content for the 2005 Annual Report, which is included with this Proxy Statement.  This and other SEC filings for the Company are also available at the Securities and Exchange Commission’s EDGAR service through the Internet at www.sec.gov/edgarhp.htm.  The Company’s trading symbol is BRSI or BRSI.OB.

/s/ Larry E. Williams

Larry E. Williams
Chief Executive Officer,
President and
Chief Operating Officer

February 9, 2006

APPENDIX A

Ballistic Recovery Systems, Inc. - Code of Ethics For Senior Financial Executives

The Code of Ethics of Ballistic Recovery Systems, Inc. (the “Company”) sets forth the standards and procedures to be followed by the Chief Executive Officer, President, Chief Financial Officer, Controller, Treasurer, and all other employees performing similar functions for the Company (the “Senior Financial Executives”) to promote honest and ethical conduct, appropriate disclosure in Company’s periodic reports and other documents filed with the Securities and Exchange Commission, and compliance with applicable governmental rules and regulations.  This Code of Ethics supplements the Company’s Code of Conduct, which also applies to all Senior Financial Executives.

Conflicts of Interest:

All Senior Financial Executives should be scrupulous in avoiding a conflict of interest with respect to the Company’s interests.  A “conflict of interest” exists whenever an individual’s private or personal interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company.  A conflict of interest may arise when a Senior Financial Executive takes an action or has an interest that may make it difficult to perform his or her work for the Company objectively and effectively.  A conflict of interest may also arise when a Senior Financial Executive, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether the benefit is received from the Company or a third party; this includes loans to, or guarantees of, Senior Financial Executives or member of his or her family.

Conflicts of interest are prohibited as a matter of Company policy, unless approved in advance under applicable guidelines established by the Board of Directors or a Committee of the Board.  Conflicts of interest may not always be obvious, so any question concerning a potential conflict of interest should be reviewed with higher levels of management, or the Company’s attorney.  Any employee, officer or director of the Company who becomes aware of a conflict, or a potential conflict, involving a Senior Financial Executive should bring it to the attention of a member of the Audit Committee of the Board of Directors.  If the concern requires confidentiality, including keeping identity anonymous, then this confidentiality will be protected, except to the extent necessary to conduct an effective investigation, or as may be required under applicable law, regulation or legal proceedings.

Corporate Opportunity:

Senior Financial Executives are prohibited from (a) taking for themselves personally opportunities that properly belong to the Company or are discovered through the use of corporate property, information or position; (b) using corporate property, information or position for personal gain; and (c) having a financial interest in or another material relationship with a supplier, competitor or customer of the Company, either directly or by the spouse or other immediate family member of the Senior Financial Executive.  However, the latter provision (c), does not extend to ownership, either directly or indirectly, by a Senior Financial Executive and members of his or her family of 1% or less of the equity interests in any publicly-owned corporation that is a competitor or a substantial supplier or customer of the Company and whose equity securities are traded on the open market.  Any such potential or actual conflict of interest must be disclosed to the Board of Directors, and the Senior Financial Executive must comply with any measure that may be required by the Audit Committee or the Board of Directors in order to avoid or eliminate such conflict.

Accounting Complaints:

The Company’s policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company.  If a Senior Financial Executive, or any other employee of the Company, has concerns or complaints regarding questionable accounting or auditing matters involving the Company, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Audit Committee of the Board of Directors.  Such submissions may be directed to the Audit Committee, or to any director that is a member of the Audit Committee.  If the concern requires confidentiality, including keeping identity anonymous, then this confidentiality will be protected, except to the extent necessary to conduct an effective investigation or as required under applicable law, regulation or legal proceedings.

Compliance with Laws:

Senior Financial Executives and executive officers shall comply, and oversee compliance by employees, officers and directors, with all laws, rules and regulations applicable to the Company, including insider-trading laws.

Disclosure Controls and Procedures:

Federal securities laws impose disclosure requirements on the Company, including requiring the Company to file certain reports with the Securities and Exchange Commission and to make certain public disclosures.  Such reports and disclosures must comply with all applicable legal requirements.

The Company has adopted certain disclosure controls and procedures in connection with its reporting and other public disclosures.  Each Senior Financial Executive must strictly adhere to such controls and procedures.  All Senior Financial Executives must ensure that such reports and disclosures are (I) full, fair, timely, factual, accurate and understandable and (II) meet all legal requirements.  These requirements apply to all public disclosures of material information about the Company, including written disclosures, oral statements, visual presentations, analyst and press conferences, and media and investor calls.

Reporting Illegal or Unethical Behavior:

The Company’s Code of Conduct describes procedures for reporting possible violations of the Company’s Code of Conduct.  The same procedures should be followed for reporting possible violations of this Code of Ethics.  If an employee does not believe it appropriate or is not comfortable following those procedures, the he or she may contact the Audit Committee of the Board of Directors, or any director that is a member of that Committee.  If the concern requires confidentiality, including keeping identity anonymous, then this confidentiality will be protected, except to the extent necessary to conduct an effective investigation, or a required under applicable law, regulation or legal proceedings.

No Retaliation; Failure to Comply:

As stated in the Code of Conduct, the Company is committed to protecting employees who make good faith reports or complaints of possible violations of the Code of Ethics from reprisals or retaliation.  On the other hand, an employee, including a Senior Financial Executive, who participates in or conceals a violation of this Code of Ethics, may be subject to disciplinary action, including the possibility of termination of employment.

Waivers:

Senior Financial Executives should understand the waivers or exceptions to the Code of Ethics or Code of Conduct will be granted only in advance and only under exceptional circumstances.  A waiver of either Code for any corporate officer may be made only by the Board of Directors, or a committee of the Board of Directors, and will be promptly disclosed to shareholders to the extent required under applicable law and regulations.

APPENDIX B

BALLISTIC RECOVERY SYSTEMS, INC.

Audit Committee Charter

Board of Directors

There shall be a Committee of Ballistic Recovery Systems, Inc. (“BRS”) Board of Directors to be known as the Audit Committee (the “Committee).  The Committee shall be composed of outside directors who are independent of management of BRS and are free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment as a Committee member (“Independent Directors”).  The Committee shall consist of at least three Independent Directors.

The Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to shareholders, potential shareholders and the Investment community relating to the quality and integrity of BRS’s accounting and financial reporting practices.  In so doing, it is the responsibility of the Committee to maintain free and open means of communications between the directors, the independent auditors, and the financial management of BRS.

In carrying out these responsibilities, the Committee will:

1.                                       Review and recommend to the Board of Directors, the engagement or termination of BRS’s independent auditors.

2.                                       Meet with the independent auditors and financial management of BRS to review the scope of the proposed audit for each year and the audit procedures to be utilized and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

3.                                       Review the independence of BRS’s independent auditors.

4.                                       Review with the independent auditors and with BRS’s financial accounting personnel, the adequacy and effectiveness of accounting and financial controls of BRS and consider any recommendations for improvement of such internal controls.

5.                                       Prior to the release of the annual report to shareholders, the Committee should review the financial statements with the independent auditors to ensure satisfactory disclosure and content.  Any changes in accounting principles should be reviewed.

6.                                       Examine and consider such other matters in relation to the internal and external audit of BRS’s accounts and in relation to the financial affairs of and its accounts as the Committee may, in its own discretion, determine to be desirable.

7.                                       Consult directly with BRS’s independent auditors with respect to the above matters, to the extent the Committee may, in its own discretion, determine to be advisable.

8.                                       Within the scope of its duties, the Committee has the right and the responsibility to investigate or have investigated any variance or matter of concern brought to its attention.  It specifically has the power to consult with legal counsel or retain outside counsel for this purpose if, in its judgment, that is appropriate.

9.                                       Review and approve (with the concurrence of a majority of the disinterested directors of BRS) any transactions with affiliated parties.

10.                                 At all meetings of the Committee, sufficient opportunity should be made available for the independent auditors to meet with members of the Committee without members of the management present.  Among items for potential discussion in these meetings are the independent auditors evaluation of BRS’s financial and accounting personnel, and the cooperation which the independent auditors received during the course of their audit.

11.                                 Minutes and Reports of all meetings of the Committee shall be given to the Board of Directors.

In carrying out their responsibilities, the Committee should remain operationally flexible in order that it can best react to changing conditions and environment and to assure the directors and shareholders that the corporate accounting and financial reporting practices of BRS are in accordance with all requirements and are of the highest quality.

It is acknowledged that the scope of activity being undertaken by the Committee is evolving actively at this time.  Therefore, the Board may choose to alter or amend this charter at any time.

BALLISTIC RECOVERY SYSTEMS, INC.

PROXY

ANNUAL MEETING OF SHAREHOLDERS - MARCH 16, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated February 9, 2006, revoking any proxy previously given, hereby appoint(s) Robert L. Nelson and Larry E. Williams as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Ballistic Recovery Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Central Time on Thursday, March 16, 2006, at Fleming Field, New Terminal Building, 1725 Henry Avenue, South St. Paul, Minnesota 55075, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

1.	Election of directors:	01 Thomas H. Adams, Jr.	04 Boris Popov
		02 Darrel D. Brandt	05 Edward L. Underwood
03 Robert L. Nelson

		FOR all nominees,	WITHHOLD AUTHORITY
	☐	Listed above (except as ☐	to vote for all nominees listed
		Specified below).	above.

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF
THE NOMINEE(S) IN THE SPACE PROVIDED:

2.                                             Upon such other matters as may properly come before the meeting.

It is important that each shareholder complete, date, sign, and mail this Proxy as soon as possible.  Your vote is important!

Dated and Signed                                                 , 2006.

Signature of Shareholder(s)	Signature of Shareholder(s)

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DO NOT FORGET TO DATE THIS PROXY.